- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                  FORM 8-K/A-2

               CURRENT REPORT PURSUANT To SECTION 13 OR 15 (d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                   June 28, 1996





                             MAGNUM PETROLEUM, INC.
             (Exact name of Registrant as specified in its Charter)

                         Commission file number 1-12508

         Nevada                                         87-0462881
  (State of Incorporation)                  (I.R.S. Employer Identification No.)


           600 East Las Colinas Blvd., Suite 1200, Irving, Texas       75039
               (Address of principal executive offices)              (Zip Code)

                                 (214) 401-0752
              (Registrant's telephone number, including area code)

















- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


        Page 1 of 13 pages contained in the sequential numbering system.

Item 2.  Acquisition of Assets.

On  June  28,  1996,  the  Registrant   purchased  469  natural  gas  wells  and
approximately 427 miles of a gas gathering pipeline system from Meridian Oil Inc. ("Meridian"), a wholly-owned subsidiary of Burlington Resources, Inc. The net purchase price after certain purchase price adjustments was approximately $35 million for all of Meridian's interest in certain gas wells and a gas gathering system located in the Panhandle of Texas and Western Oklahoma, more commonly referred to as the "Panoma Properties."

The aforementioned consideration was determined as a result of arm's length negotiations between Meridian and the Registrant. The principal factors considered in the determination of the consideration given for the Panoma Properties include (a) the reserve and pipeline values of the Panoma Properties,
(b) the results of past operations of the Panoma Properties and (c) the expected future operations and related contributions that the Panoma Properties is expected to make to the total value of the Registrant.

The current daily production volumes from the acquired wells is approximately 14 million cubic feet per day with total delivery, including third party gas purchased by the gathering system, of almost 19 million cubic feet per day. The Registrant has estimated the monthly cash flow from the acquisition of the Panoma Properties to be approximately $500,000 per month. The existing wells and gas gathering system are in three fields, the West Panhandle Field, the East Panhandle Field, and the South Erick Field, all located in Gray, Wheeler, Collingsworth and Donley Counties, Texas and Beckham and Greer Counties, Oklahoma. The Registrant's wholly-owned subsidiary, Gruy Petroleum Management Co., has become the operator of all wells, the gas gathering pipeline system, and associated assets.

The Registrant funded the acquisition by drawing on its senior bank line of credit with Wells Fargo Bank, N.A., as Agent, and Banque Paribas, as Co-agent.

Item 7.  Financial Statements and Exhibits.                        Sequentially
                                                                  Numbered  Page
                                                                  --------------
(a)  Financial Statements of the Business Acquired

     Independent Auditor's Report                                             4
     Historical Summary of Revenue and Direct Operating Expenses for the
      Years Ending December 31, 1994 and 1995 and the Three Months
      Ended March 31, 1995 and 1996                                           5
     Notes to Historical Summary of Revenues and Direct Operating Expenses
      for the Years Ending December 31, 1994 and 1995 and for the Three
      Months Ended March 31, 1995 and 1996                                    6

(b)  Pro Forma financial information:

     Pro Forma Consolidated Financial Information (unaudited)                 9
     Pro Forma Consolidated Balance Sheet (unaudited) as of March 31, 1996 10 Pro Forma Consolidated Statement of Operations (unaudited)
      For the Twelve Months Ended December 31, 1995,                         11
     Pro Forma Consolidated Statement of Operations (unaudited)
      For the Three Months Ended March 31, 1996                              12
     Notes to Unaudited Pro Forma Consolidated Financial Statements          13


(c)  Exhibits

     2.1 Purchase and Sale  Agreement  between the Registrant
     and Meridian dated May 17, 1996.                                         *

- ----------------------
*  Incorporated  by reference  to Form 8-K dated June 28,  1996,  filed July 12,
   1996.

                                    SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 MAGNUM PETROLEUM, INC.



                                                 By:  /s/ Gary C. Evans
                                                      --------------------
                                                      Gary C. Evans
                                                      President and CEO


Dated: August 13, 1996

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors
Magnum Petroleum, Inc.
Irving, Texas

We have audited the accompanying Historical Summaries of Revenue and Direct Operating Expenses of Properties Acquired June 28, 1996, for the years ended December 31, 1994 and 1995. The Historical Summaries are the responsibility of the Company's management. Our responsibility is to express an opinion on the Historical Summaries based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Historical Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Magnum Petroleum, Inc.) as described in Note 2 and are not intended to be a complete presentation of the properties' revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenue and direct operating expenses of the Properties Acquired, June 28, 1996 in conformity with generally accepted accounting principles.


HEIN + ASSOCIATES LLP


August 2, 1996
Dallas, Texas

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                        PROPERTIES ACQUIRED JUNE 28, 1996

      Historical Summary of Revenues and Direct Operating Expenses for the
                     Years Ending December 31, 1994 and 1995



                            Three Months Ended March 31, Year Ended December 31,
                               1996            1995         1995        1994
                           -----------------------------------------------------
                            (Unaudited)    (Unaudited)
Gas gathering              $  498,000     $  523,000    $ 2,023,000 $ 2,036,000
Oil and gas sales           1,553,000        891,000      4,229,000   5,885,000
Lease operating expense      (388,000)      (336,000)    (1,481,000) (1,761,000)
Pipeline operating expense   (320,000)      (415,000)    (1,606,000) (1,542,000)
                           -----------------------------------------------------

Net Revenue                $1,343,000     $  663,000    $ 3,165,000 $ 4,618,000
                           =====================================================









                         See Notes to Historical Summary

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                        Properties Acquired June 28, 1996

 Notes to Historical Summary of Revenues and Direct Operating Expenses for Years
                        Ending December 31, 1994 and 1995

1.  Basis of Presentation

     The accompanying Historical Summary of Revenues and Direct Operating Expenses relates to the operations of the oil and gas properties and pipeline gathering system acquired by Magnum Petroleum, Inc. (the "Company") on June 28, 1996 the ("Meridian Properties"). The properties and pipeline gathering system were acquired in exchange for $35,350,000 in cash, funded by a new senior bank line of credit. Revenues are recorded when gas is transported through the gathering system and when oi and gas is sold. Direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include pipeline operating expenses, lease operating expenses and production taxes. Depreciation and amortization of oil and gas properties and general and administrative expenses have been excluded from operating expenses in the accompanying historical summary because the amounts would not be comparable to those resulting from proposed future operations. Sales of natural gas historically were made to an affiliated entity of Meridian.

2. The Historical Summary presented herein was prepared for the purposes of complying with the financial statement requirements of a business acquisition to be filed on Form 8-K/A as promulgated by Regulation S-B Item 3-10 of the Securities Exchange Act of 1934.

3.   Contingencies

     Certain owners of a special overriding royalty on certain oil and gas properties acquired by the Company have filed a claim against Meridian. The claim involves a dispute over prices paid to the claimants. The Company was indemnified in the Purchase and Sale Agreement by Meridian against any form of similar claim in the future. As of March 31, 1996, the asserted claim would be approximately $621,000.

4. The following estimates of proved oil and gas reserves for the Meridian properties were prepared by the Company in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual agreement. The Company emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Meridian reserves are located onshore in the continental United States.

The following unaudited table sets forth the proved oil and gas reserves for the Meridian properties at December 31, 1994 and 1995, together with the changes therein:


                                                   Oil and
                                                  Condensate        Natural Gas
Proved developed and undeveloped reserves:          (BBLS)             (MCF)
                                            ------------------------------------

 Balance at January 1, 1994                         33,000           58,290,000
 Revisions of previous estimates                     1,000              451,000
 Production                                         (4,000)          (4,721,000)
                                            ------------------------------------
 Balance at December 31, 1994                       30,000           54,020,000
 Revisions of previous estimates                     1,000            1,516,000
 Production                                         (2,000)          (4,360,000)
                                            ------------------------------------
 Balance at December 31, 1995                       29,000           51,176,000
                                            ====================================
Proved developed reserves at:
 December 31, 1994                                  30,000           54,020,000
                                            ====================================
 December 31, 1995                                  29,000           51,176,000
                                            ====================================

            Standardized Measure of Discounted Future Net Cash Flows
                          Relating to Proved Reserves:




                                                              December 31,
                                                        ------------------------
                                                            1995         1994
                                                        ------------------------
                                                        (Unaudited)  (Unaudited)
Future Cash Flows                                      $82,741,000  $81,326,000
Future Production Costs                                (34,969,000) (34,450,000)
Future Development Costs                                       -            -
                                                        ------------------------
Future Net Cash Flows, Before Income Tax                47,772,000   46,876,000
Future Income Tax Expenses                              (4,455,000)  (4,141,000)
                                                        ------------------------
Future Net Cash Flows                                   43,317,000   42,735,000
10% Discount to Reflect Timing of Net Cash Flows       (19,666,000) (19,188,000)
                                                        ------------------------
Standardized Measure of Discounted
 Future Net Cash Flows                                 $23,651,000  $23,547,000
                                                        ========================





       Changes in Standardized Measure of Discounted Future Net Cash Flows
                          Relating to Proved Reserves:



                                                            December 31,
                                                    ----------------------------
                                                         1995            1994
                                                    ----------------------------
                                                     (Unaudited)     (Unaudited)
Standardized measure, beginning of period            $23,547,000    $34,583,000
Revisions:
 Net Change in sales price, net of production costs    3,105,000    (19,950,000)
 Revisions of quantity estimates                       1,251,000        549,000
 Accretion of discount                                 2,355,000      3,458,000
 Changes in timing, future development and other      (3,686,000)     2,339,000
Sales, net of production costs                        (2,748,000)    (4,124,000)
Net changes in income taxes                             (173,000)     6,692,000
                                                     ---------------------------
Standardized measure, end of period                  $23,651,000    $23,547,000
                                                     ===========================

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)


The following unaudited pro forma consolidated balance sheet of the Company is based on the historical consolidated balance sheet as of March 31, 1996, adjusted to give effect for the acquisition of the Meridian properties acquired June 28, 1996 as if the acquisition had been consummated at the balance sheet date. The historical consolidated statements of operations of the Company for the year ended December 31, 1994 and 1995 have been adjusted to give effect for the acquisition as if the acquisition had been consummated at the beginning of each respective period presented.

     The pro forma consolidated balance sheet and statements of operations have been prepared based on estimates and assumptions deemed by management of the Company to be appropriate and do not purport to be indicative of the results of operations which would actually have been obtained if the acquisitions had occurred as presented in such statements, or which may be obtained in the future. The pro forma consolidated balance sheet and statements of operations should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-QSB for the three months ended March 31, 1996, which have been filed with the Securities and Exchange Commission.

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


                                                                                 March 31,            Pro Forma           Combined
                                                                                   1996              Adjustments          Pro Forma
                                                                           ---------------------------------------------------------
                               ASSETS
CURRENT ASSETS:
 Cash and cash equivalents                                                   $  1,408,000          $                  $ 1,408,000
 Securities available for sale                                                    102,000                                 102,000
 Accounts receivable
  Trade, net of allowance of $134,158                                           1,264,000                               1,264,000
  Due from affiliates                                                              61,000                                  61,000
 Note receivable from affiliate                                                   152,000                                 152,000
 Note receivable                                                                  155,000                                 155,000
 Other current assets                                                              49,000                                  49,000
 Current portion of long-term note receivable                                     202,000                                 202,000
                                                                           ---------------------------------------------------------
  TOTAL CURRENT ASSETS                                                          3,393,000                               3,393,000
                                                                           ---------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT
 Oil and gas properties, full cost method
  Unproved                                                                        864,000                                 864,000
  Proved                                                                       36,676,000        (A) 29,560,000        66,236,000
 Pipelines                                                                      1,087,000        (A)  5,790,000         6,877,000
 Other property                                                                   167,000                                 167,000
                                                                           ---------------------------------------------------------
  TOTAL PROPERTY, PLANT AND EQUIPMENT                                          38,794,000            35,350,000        74,144,000
   Accumulated depreciation, depletion and impairment                          (2,424,000)                             (2,424,000)
                                                                           ---------------------------------------------------------
    NET PROPERTY, PLANT AND EQUIPMENT                                          36,370,000            35,350,000        71,720,000

OTHER ASSETS
 Deposits and other assets                                                        131,000                                 131,000
 Long-term notes receivable, net of imputed interest                              172,000                                 172,000
                                                                           ---------------------------------------------------------
  TOTAL ASSETS                                                                 40,066,000            35,350,000        75,416,000
                                                                           =========================================================

  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Trade accounts payable and accrued liabilities                           $  1,650,000          $                 $  1,650,000
    Dividends payable                                                             172,000                                 172,000
    Suspended revenue payable                                                     794,000                                 794,000
    Current maturities of long-term debt                                        1,922,000                               1,922,000
                                                                           ---------------------------------------------------------
          TOTAL CURRENT LIABILITIES                                             4,538,000                               4,538,000
                                                                           ---------------------------------------------------------
LONG-TERM LIABILITIES
   Long-term debt                                                               7,818,000         (A) 35,350,000       43,168,000
   Production payment liability                                                   272,000                                 272,000
   Other                                                                           82,000                                  82,000
   Deferred income taxes                                                        3,125,000                               3,125,000

STOCKHOLDERS' EQUITY
 Preferred stock - $.001 par value; 10,000,000 authorized,
  216,000 designated as Series A; 80,000 shares issued and outstanding                -                                       -
  925,000 designated as Series B; 42,500 shares issued and outstanding                -                                       -
  625,000  designated as Series C; 625,000  shares  issued and  outstanding
  (liquidation preference of $6,250,000 at March 31, 1996)                          1,000                                   1,000
 Common stock - $.002 par value; 50,000,000 shares authorized,
  11,607,958 shares issued and outstanding                                         23,000                                  23,000
 Additional paid-in capital                                                    29,660,000                              29,660,000
 Accumulated deficit                                                           (5,510,000)                             (5,510,000)
 Receivable from stockholders                                                         -                                       -
 Unrealized gain(loss) on investments                                              57,000                                  57,000
                                                                           ---------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                                     24,231,000                              24,231,000
                                                                           ---------------------------------------------------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 40,066,000         $   35,350,000     $ 75,416,000
                                                                           =========================================================





            See notes to Pro Forma Consolidated Financial Statements.

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)


                                                    For the Twelve Months Ended December 31, 1995
                                             ---------------------------------------------------------------------------------------

                                                      Magnum            Meridian            Pro Forma           Combined
                                                     Historical        Historical          Adjustments          Pro Forma
                                             ---------------------------------------------------------------------------------------

Operating Revenues:
 Gas gathering and marketing                      $                   $  2,023,000        $                   $ 2,023,000
 Oil and gas sales                                    617,000            4,229,000                              4,846,000
 Oil field services and commissions                    32,000                                                      32,000
                                             ---------------------------------------------------------------------------------------
  TOTAL OPERATING REVENUE                             649,000            6,252,000                              6,901,000

Operating Costs and Expenses:
 Lease operating                                      268,000            1,481,000                              1,749,000
 Pipeline operating                                       -              1,606,000                              1,606,000
 Costs of services                                     26,000                                                      26,000
 Depreciation and depletion                           421,000                           (B) 2,824,000           3,245,000
 General and administrative                           977,000                           (C)   100,000           1,077,000
                                             ---------------------------------------------------------------------------------------
  TOTAL OPERATING COSTS AND EXPENSES                1,692,000            3,087,000          2,924,000           7,703,000
                                             ---------------------------------------------------------------------------------------
Operating Profit (Loss)                            (1,043,000)           3,165,000         (2,924,000)           (802,000)
Interest income                                       152,000                                                     152,000
Interest expense                                       (2,000)                          (D)(2,744,000)         (2,746,000)
Loss on sale of assets                                (75,000)                                                    (75,000)
                                             ---------------------------------------------------------------------------------------
Net Income (Loss)                                    (968,000)           3,165,000         (5,668,000)         (3,471,000)

Dividends Applicable to Preferred Shares              617,000                                                     617,000
                                             ---------------------------------------------------------------------------------------
Net Income (Loss) Applicable to Common Shares      (1,585,000)         $ 3,165,000         (5,668,000)         (4,088,000)
                                             =======================================================================================
Loss per Common Share                          $        (0.28)                                                $     (0.73)
                                             =======================================================================================


            See notes to Pro Forma Consolidated Financial Statements

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                                                         For the Three Months Ended March 31, 1996
                                                     -------------------------------------------------------------------------------
                                                         Magnum             Meridian            Pro Forma           Combined
                                                       Historical          Historical          Adjustments          Pro Forma
                                                     -------------------------------------------------------------------------------
Operating Revenues:
     Gas gathering and marketing                     $   757,000         $   498,000         $                   $ 1,255,000
     Oil and gas sales                                 1,380,000           1,553,000                               2,933,000
     Oil field services and commissions                  102,000                                                     102,000
                                                      ------------------------------------------------------------------------------
 TOTAL OPERATING REVENUE                               2,239,000           2,051,000                               4,290,000
                                                      ------------------------------------------------------------------------------
Operating Costs and Expenses:
     Lease operating                                     565,000             388,000                                 953,000
     Pipeline operating                                   96,000             320,000                                 416,000
     Purchase of natural gas                             548,000                                                     548,000
     Costs of services                                   167,000                                                     167,000
     Depreciation and depletion                          506,000                           (B)   742,000           1,248,000
     General and administrative                          222,000                           (C)    25,000             247,000
                                                      ------------------------------------------------------------------------------
 TOTAL OPERATING COSTS AND EXPENSES                    2,104,000             708,000             767,000           3,579,000
                                                      ------------------------------------------------------------------------------


Operating Profit (Loss)                                  135,000           1,343,000            (767,000)            711,000
Interest income                                           17,000                                                      17,000
Other income                                               9,000                                                       9,000
Interest expense                                        (254,000)                          (D)  (703,000)           (957,000)
                                                      ------------------------------------------------------------------------------
Net Income (Loss)                                        (93,000)          1,343,000          (1,470,000)          ( 220,000)

Dividends Applicable to Preferred Shares                 172,000                                                     172,000
                                                      ------------------------------------------------------------------------------
Net Income (Loss) Applicable to Common Shares         $ (265,000)        $ 1,343,000        $ (1,470,000)         $ (392,000)
                                                      ==============================================================================
Loss per Common Share                                 $    (0.02)                                                 $    (0.03)
                                                      ==============================================================================

            See notes to Pro Forma Consolidated Financial Statements

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES

         Notes to Unaudited Pro Forma Consolidated Financial Statements

The following adjustments have been reflected in the accompanying Pro Forma Consolidated Balance Sheet as of March 31, 1996 and Consolidated Statements of Operations for the year ended December 31, 1995 and the three months ended March 31, 1996, to give effect for the Meridian Acquisition of oil and gas properties and pipeline gathering system on June 28, 1996.

A) To reflect the acquisition of the Meridian properties for $35,350,000 funded by a loan from the Company's principal lending financial institutions. The purchase price was allocated to oil and gas properties and pipeline assets based upon estimated relative fair market values.

B) To reflect additional depletion on oil and gas properties as recalculated using the full cost method and depreciation of the pipeline assets over a fifteen year life using the straight-line method.

C) To reflect additional estimated general and administrative costs associated with the increases in the number of properties and the assumption of operator's duties on the acquired properties.

D) To reflect interest expense associated with the financed portion of the Meridian acquisition, using an eight (8) percent interest rate which is currently in effect for the related debt. A one-eighth (1/8) percent change in the interest rate would result in an increase or decrease in the proforma interest adjustment of $44,512 and $11,033 for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.